Exhibit 99.2

International Rectifier Sets Date for 2008 Annual Meeting

Amends Stockholder Rights Plan

EL SEGUNDO, CA – October 13, 2008 – International Rectifier Corporation (NYSE:IRF) announced that its 2008 Annual Meeting of Stockholders will be held on January 9, 2009, at which the stockholders will elect the class two directors. The record date for the 2008 Annual Meeting is November 12, 2008. Any stockholder that intends to present a proposal for new business or nominate a director at the 2008 Annual Meeting pursuant to the Company’s Bylaws must provide notice of the proposal or nomination, in accordance with the Company’s Bylaws, not later than December 10, 2008.  Any stockholder that intends to present a proposal for inclusion in the Company’s proxy materials for the 2008 Annual Meeting must submit the proposal, in accordance with Securities Exchange Act of 1934 Rule 14a-8, not later than November 20, 2008.

The Company announced further that it has amended its existing stockholder rights plan.  The amended rights plan will expire at the close of business on the earlier of (i) April 12, 2009, which is six months from the date of the amendment, or (ii) the third business day after the date that the results for fiscal quarter ending December 31, 2008 are published (scheduled for early February).  The amendment modifies the definition of “beneficial ownership” to explicitly cover synthetic and derivative securities related to the Company’s common stock.  Also, the amendment decreases from 20% to 10% the threshold level of beneficial ownership of the Company’s stock permitted under the plan, except that, in the case of passive investors filing on Schedule 13G, the threshold has been fixed at 15%.  Existing shareholders who beneficially own more than 10% of the Company’s voting stock will be grandfathered under the amendment so that their existing ownership positions, plus ownership up to an additional 1% of the Company’s stock, will be permitted.   The amendment also provides a cure mechanism for those inadvertently exceeding the ownership limits under the rights agreement.

The Company said these amendments are designed to protect the Company and its stockholders if, for example, Vishay terminates its tender offer, as threatened, and Vishay or any third party seeks to take advantage of the resulting turbulent trading in the Company’s stock by acquiring a significant equity position in the Company.  In the context of an attempt to acquire the Company, Vishay or any third party should be restricted from acquiring a material amount of Company securities except pursuant to an offer to all shareholders, and for all shares, of the Company.

As amended, the Company’s rights agreement will continue to protect the Company against coercive takeover tactics.  Its protections are designed to ensure that all shareholders receive fair value and equal treatment in the event of any attempted takeover of the Company.  While the amended rights agreement will not prevent a takeover, it is intended to encourage anyone seeking to acquire the Company to negotiate with the Board of Directors.

The full text of the amendments will be filed shortly with the Securities and Exchange Commission.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Note: Statements made or implied in this release that are in the future tense or that are accompanied by words such as “will,” or variations of such words are “forward-looking” and involve risks and uncertainties that are not within International Rectifier’s control. A fuller explanation of these risks and uncertainties, including those related to the changes to the company’s internal controls and governance policies, is contained in International Rectifier’s periodic and other filings from time to time with the Securities and Exchange Commission.

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Company contact:

Investors

Portia Switzer

310.726.8254

Chris Toth

310.252.7731

or
Media:
Kekst & Co.

Tom Davies

212-521-4873

Roanne Kulakoff

212-521-4837